                                                                   EXHIBIT 10.13



                                 MERCATA, INC.

                  SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                               Table Of Contents

                                                                            Page
1.   Agreement To Sell And Purchase........................................    1
     1.1   Authorization of Shares.........................................    1
     1.2   Sale and Purchase...............................................    1
2.   Closing, Delivery And Payment.........................................    2
     2.1   Closing.........................................................    2
     2.2   Delivery........................................................    2
     2.3   Subsequent Sales of Shares......................................    2
3.   Representations And Warranties Of The Company.........................    2
     3.1   Organization, Good Standing and Qualification...................    2
     3.2   Subsidiaries....................................................    3
     3.3   Capitalization; Voting Rights...................................    3
     3.4   Authorization; Binding Obligations..............................    3
     3.5   Financial Statements............................................    4
     3.6   Liabilities.....................................................    4
     3.7   Agreements; Action..............................................    4
     3.8   Obligations to Related Parties..................................    5
     3.9   Changes.........................................................    5
     3.10  Title to Properties and Assets; Liens, Etc......................    6
     3.11  Patents and Trademarks..........................................    6
     3.12  Compliance with Other Instruments...............................    7
     3.13  Litigation......................................................    7
     3.14  Tax Returns and Payments........................................    8
     3.15  Employees.......................................................    8
     3.16  Proprietary Information and Inventions Agreements...............    8
     3.17  Registration Rights and Voting Rights...........................    8
     3.18  Compliance with Laws; Permits...................................    9
     3.19  Offering Valid..................................................    9
     3.20  Full Disclosure.................................................    9
     3.21  Insurance.......................................................   10

                                      i.

                               Table Of Contents
                                  (continued)

                                                                            Page
4.   Representations And Warranties Of The Purchasers......................   10
     4.1   Requisite Power and Authority...................................   10
     4.2   Investment Representations......................................   10
     4.3   Transfer Restrictions...........................................   11
5.   Conditions To Closing.................................................   11
     5.1   Conditions to Purchasers' Obligations at the Closing............   11
     5.2   Conditions to Obligations of the Company........................   13
6.   Miscellaneous.........................................................   13
     6.1   Governing Law...................................................   13
     6.2   Survival........................................................   13
     6.3   Successors and Assigns..........................................   14
     6.4   Entire Agreement................................................   14
     6.5   Severability....................................................   14
     6.6   Amendment and Waiver............................................   14
     6.7   Delays or Omissions.............................................   14
     6.8   Waiver of Conflicts.............................................   15
     6.9   Notices.........................................................   15
     6.10  Expenses........................................................   15
     6.11  Attorneys' Fees.................................................   15
     6.12  Titles and Subtitles............................................   16
     6.13  Counterparts....................................................   16
     6.14  Broker's Fees...................................................   16
     6.15  Exculpation Among Purchasers....................................   16
     6.16  Confidentiality.................................................   16
     6.17  Pronouns........................................................   16
     6.18  California Corporate Securities Law.............................   16

                                      ii.

                               List Of Exhibits



Exhibit A   Schedule of Purchasers

Exhibit B   Form of Convertible Promissory Note

Exhibit C   Amended and Restated Certificate of Incorporation

Exhibit D   Investor Rights Agreement

Exhibit E   Co-Sale Agreement

Exhibit F   Voting Agreement

Exhibit G   Financial Statements

Exhibit H   Proprietary Information and Inventions Agreement

Exhibit I   Form of Legal Opinion

                                     iii.

                                 MERCATA, INC.

                  SERIES B PREFERRED STOCK PURCHASE AGREEMENT

     This Series B Preferred Stock Purchase Agreement (this "Agreement") is entered into as of September 30, 1999, by and among Mercata, Inc., a Delaware corporation (the "Company") and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").

                                   Recitals

     Whereas, the Company has authorized the sale and issuance of an aggregate of eleven million two hundred thousand (11,200,000) shares of its Series B Preferred Stock (the "Shares") and the sale and issuance of Convertible Promissory Notes in the aggregate principle amount of Two Million Three Hundred Ninety-five Thousand Eight Hundred Thirty-four and 38/100 ($2,395,834.38) and convertible into 766,667 shares of the Shares in substantially the form attached hereto as Exhibit B (each a "Note" and collectively the "Notes");

     Whereas, Purchasers desire to purchase the Shares and/or the Notes on the terms and conditions set forth herein; and

     Whereas, the Company desires to issue and sell the Shares and the Notes to Purchasers on the terms and conditions set forth herein;

     Now, Therefore, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.   Agreement To Sell And Purchase.

          1.1 Authorization of Shares. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized (a) the sale and issuance to Purchasers of the Shares; (b) the issuance of such shares of Common Stock to be issued upon conversion of the Shares (the "Conversion Shares") and the issuance of such shares of Preferred Stock to be issued upon conversion of the Notes. The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit C (the "Restated Charter"). The shares of Series B Preferred Stock issued upon conversion of the Notes shall be deemed "Shares" for all purposes under this Agreement.

          1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined in Section 2 below) the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name on

                                      1.

Exhibit A, at a purchase price of three dollars and twelve and one-half cents ($3.125) per share and the Note in the principal amount, if any, specified for such Purchaser on Exhibit A.

     2.   Closing, Delivery And Payment.

          2.1 Closing. The closing of the sale and purchase of the Shares and the Notes under this Agreement (the "Closing") shall take place at 5:00 p.m. on the date hereof, at the offices of Cooley Godward LLP, 5200 Carillon Point, Kirkland, WA 98033 or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "Closing Date").

          2.2 Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser a certificate representing the number of Shares and, if applicable, the Note to be purchased at the Closing by such Purchaser, against payment of the purchase price therefor by check, wire transfer made payable to the order of the Company, cancellation of indebtedness or any combination of the foregoing.

          2.3 Subsequent Sales of Shares. At any time on or before October 15, 1999, the Company may sell up to the balance of the authorized shares of Series B Preferred Stock not sold at the Closing to such persons as may be approved by the Board of Directors of the Company. All such sales shall be made on the terms and conditions set forth in this Agreement, including, without limitation, the representations and warranties by such Purchasers as set forth in Section 4. Any Shares of Series A Preferred Stock sold pursuant to this Section 2.3 shall be deemed to be "Shares" for all purposes under this Agreement and any purchasers thereof shall be deemed to be "Purchasers" for all purposes under this Agreement.

     3.   Representations And Warranties Of The Company.

          Except as set forth on a Schedule of Exceptions delivered by the Company to the Purchasers at the Closing, the Company hereby represents and warrants to each Purchaser as of the date of this Agreement as follows:

          3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Investor Rights Agreement in the form attached hereto as Exhibit D (the "Investor Rights Agreement"), the Co-Sale Agreement in the form attached hereto as Exhibit E (the "Co-Sale Agreement") and the Voting Agreement in the form attached hereto as Exhibit F (the "Voting Agreement') (collectively, the "Related Agreements"), to issue and sell the Shares and the Conversion Shares, and to carry out the provisions of this Agreement, the Related Agreements and the Restated Charter and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

                                      2.

          3.2 Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

          3.3 Capitalization; Voting Rights. The authorized capital stock of the Company, immediately prior to the Closing, will consist of 40,000,000 shares of Common Stock, (par value $0.001 per share), 1,444,058 shares of which are issued and outstanding and 30,000,000 shares of Preferred Stock (par value $0.001 per share), 14,000,000 of which are designated Series A Preferred Stock, all of which are issued and outstanding, 12,000,000 of which are designated Series B Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock and Preferred Stock (a) have been duly authorized and validly issued, and (b) are fully paid and non-assessable. The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Charter. Each series of Preferred Stock is convertible into Common Stock on a one-for-one basis. The Conversion Shares have been duly and validly reserved for issuance. Other than the 7,400,000 shares reserved for issuance under the Company's 1999 Equity Incentive Plan, and except as may be granted pursuant to the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Of such reserved shares of Common Stock, (i) 444,058 shares have been issued pursuant to the exercise of options, (ii) options to purchase 3,665,063 shares have been granted and are currently outstanding, and (iii) 3,290,879 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to such Equity Incentive Plan. When issued in compliance with the provisions of this Agreement and the Restated Charter, the Shares and the Conversion Shares will be validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

          3.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto, the Notes pursuant hereto and the Conversion Shares pursuant to the Notes and the Restated Charter has been taken or will be taken prior to the Closing. The Agreement, the Notes and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in Section 2.9 of the Investor Rights Agreement may be limited by applicable laws. The sale of the Shares and the Notes and the subsequent conversion of the Shares and the Notes into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

                                      3.

          3.5 Financial Statements. The Company has made available to each Purchaser its unaudited balance sheet as at August 31, 1999 (the "Statement Date") and unaudited consolidated statement of income and cash flows for the eight month period ending on the Statement Date (collectively, the "Financial Statements"), copies of which are attached hereto as Exhibit G. The Financial Statements, together with the notes thereto have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of the Statement Date; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material), and do not contain all footnotes required under generally accepted accounting principles.

          3.6 Liabilities. The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which have not been, either in any individual case or in the aggregate, materially adverse.

          3.7  Agreements; Action.

               (a) Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company's Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

               (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase, sale or license agreements entered into in the ordinary course of business).

               (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                                      4.

               (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          3.8 Obligations to Related Parties. There are no obligations of the Company to officers, directors, greater than 5% shareholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or greater than 5% shareholders of the Company, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or greater than 5% shareholders of the Company may own stock in publicly traded companies which may compete with the Company. No officer, director or greater than 5% shareholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          3.9  Changes. Since the Statement Date, there has not been:

               (a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition, operations or prospects of the Company;

               (b) Any resignation or termination of any officer or key employee of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer or key employee;

               (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

               (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

               (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

                                      5.

               (f) Any direct or indirect loans made by the Company to any shareholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

               (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

               (h) Any declaration or payment of any dividend or other distribution of the assets of the Company;

               (i)  Any labor organization activity;

               (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

               (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

               (l) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company;

               (m) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Company; or

               (n) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (m) above.

          3.10 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

          3.11 Patents and Trademarks. To the best of its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or

                                      6.

agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as presently proposed to be conducted. Neither the execution nor delivery of this Agreement or the Related Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

          3.12 Compliance with Other Instruments. The Company is not in violation or default of any term of its Restated Charter or Bylaws, or, to the Company's knowledge, of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, or writ. The execution, delivery, and performance of and compliance with this Agreement, the Notes and the Related Agreements, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares and the Notes pursuant to the Notes and Restated Charter, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

          3.13 Litigation. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened in writing against the Company that questions the validity of this Agreement, the Notes or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or

                                      7.

subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

          3.14 Tax Returns and Payments. The Company has filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

          3.15 Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

          3.16 Proprietary Information and Inventions Agreements. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in the form of Exhibit H attached hereto. No current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's Proprietary Information and Inventions Agreement.

          3.17 Registration Rights and Voting Rights.

               (a) Except as required pursuant to the Investor Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.1 of the Investor Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

                                      8.

               (b) Except as provided for in the Voting Agreement, to the Company's knowledge, no shareholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

          3.18 Compliance with Laws; Permits. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares, the Notes or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

          3.19 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares, the Notes and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares or the Notes to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

          3.20 Full Disclosure. The Company has provided the Purchasers with all information requested by the Purchasers in connection with their decision to purchase the Shares and/or the Notes, including all information the Company believes is reasonably necessary to make such investment decision. To the Company's knowledge, neither this Agreement, the Exhibits hereto, the Related Agreements nor any other document delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

          3.21 Insurance. The Company has fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

                                      9.

     4.   Representations And Warranties Of The Purchasers.

          Each Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

          4.1 Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement, the Notes (if applicable) and the Related Agreements and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement, the Notes (if applicable) and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement, the Notes (if applicable) and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Section 2.9 of the Investor Rights Agreement may be limited by applicable laws.

          4.2 Investment Representations. Purchaser understands that neither the Shares, the Notes nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares and the Notes are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in this Agreement. Purchaser hereby represents and warrants as follows:

               (a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Notes or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Notes, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares, the Notes or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

               (b) Acquisition for Own Account. Purchaser is acquiring the Shares, the Notes (if applicable) and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

               (c) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement,

                                      10.

and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

               (d) Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

               (e) Company Information. Purchaser has received and read the Financial Statements and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

               (f) Rule 144. Purchaser acknowledges and agrees that the Shares, the Notes and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

               (g) Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on Exhibit A.

          4.3 Transfer Restrictions. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Investor Rights Agreement.

     5.   Conditions To Closing.

          5.1 Conditions to Purchasers' Obligations at the Closing. Purchasers' obligations to purchase the Shares and/or the Notes at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

               (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

                                      11.

               (b) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing).

               (c) Filing of Restated Charter. The Restated Charter shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.

               (d) Corporate Documents. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

               (e) Reservation of Conversion Shares. The Conversion Shares issuable upon conversion of the Shares and the Notes shall have been duly authorized and reserved for issuance upon such conversion.

               (f) Compliance Certificate. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a), (b), (c) and (e) of this Section 5.1 have been satisfied.

               (g) Investor Rights Agreement. An Investor Rights Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the parties thereto.

               (h) Co-Sale Agreement. The Co-Sale Agreement substantially in the form attached hereto as Exhibit E shall have been executed and delivered by the parties thereto. The stock certificates representing the shares subject to the Co-Sale Agreement shall have been delivered to the Secretary of the Company and shall have had appropriate legends placed upon them to reflect the restrictions on transfer set forth on the Co-Sale Agreement.

               (i) Board of Directors. Upon the Closing, the authorized size of the Board of Directors of the Company shall be seven members and the Board shall consist of Bert Kolde, William Savoy, Dennis Shepard, Tom Van Horn, Diane Daggatt and the nominee of the Series B Preferred.

               (j) Voting Agreement. The Voting Agreement substantially in the form attached hereto as Exhibit F shall have been executed and delivered by the parties thereto.

               (k) Legal Opinion. The Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as Exhibit I.

               (l) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in

                                      12.

substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          5.2 Conditions to Obligations of the Company. The Company's obligation to issue and sell the Shares and the Notes at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

               (a) Representations and Warranties True. The representations and warranties in Section 4 made by those Purchasers acquiring Shares and the Notes hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

               (b) Performance of Obligations. Such Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the Closing.

               (c) Filing of Restated Charter. The Restated Charter shall have been filed with the Secretary of State of the State of Delaware.

               (d) Investor Rights Agreement. An Investor Rights Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the Purchasers.

               (e) Co-Sale Agreement. The Co-Sale Agreement substantially in the form attached hereto as Exhibit E shall have been executed and delivered by the parties thereto.

               (f) Voting Agreement. The Voting Agreement substantially in the form attached hereto as Exhibit F shall have been executed and delivered by the parties thereto.

               (g) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing).

     6.   Miscellaneous.

          6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Washington as such laws are applied to agreements between Washington residents entered into and performed entirely in Washington.

          6.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

                                      13.

          6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

          6.4 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          6.5 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          6.6  Amendment and Waiver.

               (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

               (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

               (c) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of the Shares at subsequent sales pursuant to Section 2.3.

          6.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Related Agreements or the Restated Charter, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Related Agreements or under the Restated Charter or any waiver on such party's part of any provisions or conditions of the Agreement, the Related Agreements, or the Restated Charter must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Related Agreements, the Restated Charter, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

                                      14.

          6.8 Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley Godward LLP ("Cooley Godward"), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more of the Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the "Financing"), including representation of such Purchasers or their affiliates in matters of a similar
nature to the Financing.   The applicable rules of professional conduct require
that Cooley Godward inform the parties hereunder of this representation and obtain their consent. Cooley Godward has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. It is the belief of Cooley Godward that these terms and conditions represent an arm's length transaction between the Company and the Purchasers. Purchasers have been represented by independent legal counsel regarding the terms of the Financing. The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, Cooley Godward has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Cooley Godward's representation the Company in the Financing.

          6.9 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

          6.10 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement. The Company shall, at the Closing, reimburse the reasonable fees of and expenses of one special counsel for the Purchasers, not to exceed $15,000, incurred in connection with the negotiation, execution, delivery and performance of this Agreement.

          6.11 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          6.12 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                                      15.

          6.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          6.14 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.14 being untrue.

          6.15 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

          6.16 Confidentiality. Each party hereto agrees that, except with the prior written consent of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement or the Related Agreements, discussions or negotiations relating to this Agreement or the Related Agreements, the performance of its obligations hereunder or the ownership of the Shares purchased hereunder. The provisions of this Section 6.16 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto.

          6.17 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

          6.18 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

             [The Remainder Of This Page Intentionally Left Blank]

                                      16.

     In Witness Whereof, the parties hereto have executed the Series B Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

                                        COMPANY:

                                        Mercata, Inc.



                                        By:  /s/ Tom Van Horn
                                             ------------------
                                             President



                     SIGNATURE PAGE TO SERIES B PREFERRED
                           STOCK PURCHASE AGREEMENT

                                        INVESTOR(S)

                                        Vulcan Ventures Incorporated



                                        By:  /s/ William D. Savoy
                                             --------------------
                                             William D. Savoy
                                             Vice President





                     SIGNATURE PAGE TO SERIES B PREFERRED
                           STOCK PURCHASE AGREEMENT

                    INVESTORS(S)

                    Highland Capital Partners IV Limited Partnership
                         By:  Highland Management Partners IV LLC
                              Its: General Partner



                              By:  /s/  Daniel Nova
                                   ------------------
                                   Member


                    Highland Entrepreneurs' Fund IV Limited Partnership
                         By:  Highland Management Partners IV LLC
                              Its: General Partner



                              By:  /s/  Daniel Nova
                                   ------------------
                                   Member



                     SIGNATURE PAGE TO SERIES B PREFERRED
                           STOCK PURCHASE AGREEMENT

     NOTE: THIS PAGE, DATED AS OF 11th Oct, 1999, IS A COUNTERPART SIGNATURE PAGE TO THAT CERTAIN SERIES B PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 30, 1999 (THE "PURCHASE AGREEMENT"), BY AND AMONG MERCATA, INC., A DELAWARE CORPORATION, AND EACH OF THOSE PERSONS AND ENTITIES WHOSE NAMES ARE SET FORTH ON THE SCHEDULE OF PURCHASERS ATTACHED THERETO AS EXHIBIT A. EXECUTION AND DELIVERY OF THIS SIGNATURE PAGE BY EACH UNDERSIGNED REPRESENTS EACH UNDERSIGNED'S AGREEMENT TO BECOME A PARTY TO THE PURCHASE AGREEMENT AND TO PURCHASE SHARES OF SERIES B PREFERRED STOCK PURSUANT TO THE TERMS THEREOF, IN THE NUMBER SET FORTH OPPOSITE ITS NAME ON THE SCHEDULE OF PURCHASERS ATTACHED THERETO AS EXHIBIT A.


     ATGF II


     By:  /s/  Gary A. Tanaka
        ---------------------

     Name:  Gary A. Tanaka
          -------------------

     Title:  Director
           ------------------

     NOTE: THIS PAGE, DATED AS OF October 11, 1999, IS A COUNTERPART SIGNATURE PAGE TO THAT CERTAIN SERIES B PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 30, 1999 (THE "PURCHASE AGREEMENT"), BY AND AMONG MERCATA, INC., A DELAWARE CORPORATION, AND EACH OF THOSE PERSONS AND ENTITIES WHOSE NAMES ARE SET FORTH ON THE SCHEDULE OF PURCHASERS ATTACHED THERETO AS EXHIBIT A. EXECUTION AND DELIVERY OF THIS SIGNATURE PAGE BY EACH UNDERSIGNED REPRESENTS EACH UNDERSIGNED'S AGREEMENT TO BECOME A PARTY TO THE PURCHASE AGREEMENT AND TO PURCHASE SHARES OF SERIES B PREFERRED STOCK PURSUANT TO THE TERMS THEREOF, IN THE NUMBER SET FORTH OPPOSITE ITS NAME ON THE SCHEDULE OF PURCHASERS ATTACHED THERETO AS EXHIBIT A.

     Beagle Limited


     By:  /s/  Michael Hecht
        --------------------

     Name:  Michael Hecht
          ------------------

     Title:  President
           -----------------

     NOTE: THIS PAGE, DATED AS OF October 14, 1999, IS A COUNTERPART SIGNATURE PAGE TO THAT CERTAIN SERIES B PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 30, 1999 (THE "PURCHASE AGREEMENT"), BY AND AMONG MERCATA, INC., A DELAWARE CORPORATION, AND EACH OF THOSE PERSONS AND ENTITIES WHOSE NAMES ARE SET FORTH ON THE SCHEDULE OF PURCHASERS ATTACHED THERETO AS EXHIBIT A. EXECUTION AND DELIVERY OF THIS SIGNATURE PAGE BY EACH UNDERSIGNED REPRESENTS EACH UNDERSIGNED'S AGREEMENT TO BECOME A PARTY TO THE PURCHASE AGREEMENT AND TO PURCHASE SHARES OF SERIES B PREFERRED STOCK PURSUANT TO THE TERMS THEREOF, IN THE NUMBER SET FORTH OPPOSITE ITS NAME ON THE SCHEDULE OF PURCHASERS ATTACHED THERETO AS EXHIBIT A.

     Global Retail Partners, L.P.


     By:  /s/  Osamu R. Watanabe
        ------------------------

     Name:  Osamu R. Watanabe
          ----------------------

     Title:  Vice President
           ---------------------


     DLJ Diversified Partners, L.P.


     By:  /s/  Osamu R. Watanabe
        ------------------------

     Name:  Osamu R. Watanabe
          ----------------------

     Title:  Vice President
           ---------------------

     DLJ Diversified Partners-A, L.P.

     By:  /s/  Osamu R. Watanabe
        ------------------------

     Name:  Osamu R. Watanabe
          ----------------------

     Title:  Vice President
           ---------------------

     GRP Partners, L.P.

     By:  /s/  Osamu R. Watanabe
        ------------------------

     Name:  Osamu R. Watanabe
          ----------------------

     Title:  Vice President
           ---------------------


     Global Retail Partners Funding, Inc.


     By:  /s/  Osamu R. Watanabe
        ------------------------

     Name:  Osamu R. Watanabe
          ----------------------

     Title:  Vice President
           ---------------------


     DLJ ESC II, L.P.


     By:  /s/  Osamu R. Watanabe
        ------------------------

     Name:  Osamu R. Watanabe
          ----------------------

     Title:  Vice President
           ---------------------


     Waelinvest

     By:  /s/  Freddy DeGreef
        ------------------------

     Name:  Freddy DeGreef
          ----------------------

     Title:  C.E.O.
           ---------------------

     Watershed Capital I, L.P.


     By:  Watershed Capital G.P. I, L.P.
          Its General Partner

          By:  Watershed Capital G.P. I, L.L.C.
               Its General Partner

               By:  /s/  Ralph C. Derrickson
                   ---------------------------
                   Ralph C. Derrickson
                   Managing Member

     Dated:  As of October 14, 1999
                   ----------



     /s/  Diane H. Daggatt
     -----------------------
     Diane H. Daggatt



     /s/  Bert Kolde
     -----------------
     Bert Kolde


Agreed to and Accepted By:

     Mercata, Inc.

     110  110th Avenue NE, Suite 390
     Bellevue, WA  98004


     /s/  Thomas Van Horn
     ----------------------
     Thomas Van Horn
     President

                                   EXHIBIT A
                            SCHEDULE OF PURCHASERS

                                                                                            AGGREGATE SHARE
NAME AND ADDRESS                                                    SHARES                  PURCHASE PRICE
First Closing:
--------------

Vulcan Ventures Incorporated                                       1,888,000                 $ 5,900,000.00
110 - 110th Avenue N.E., Suite 550
Bellevue, Washington  98004

Highland Capital Partners IV Limited Partnership                   4,640,000*                $14,500,000.00*
Two International Place
Boston, Massachusetts  02110

Highland Entrepreneurs' Fund IV Limited Partnership                  193,333*                $   604,165.63*
Two International Place
Boston, Massachusetts  02110

First Closing Total:                                               6,721,333                 $21,004,165.63
                                                                   =========                 ==============

Second Closing:
--------------

ATGF II                                                              320,000                 $ 1,000,000.00
399 Park Avenue, 22nd Floor
New York, NY  10022

Beagle Limited                                                       160,000                 $   500,000.00
c/o Hecht and Company
111 West 40th Street, 20th Floor
New York, NY 10018

Global Retail Partners, L.P.                                       1,436,153                 $ 4,487,978.12
2121 Avenue of the Stars, 30th Floor
Los Angeles, CA  90067

DLJ Diversified Partners, L.P.                                       427,953                 $ 1,337,353.12
2121 Avenue of the Stars, 30th Floor
Los Angeles, CA  90067

DLJ Diversified Partners - A, L.P.                                   158,920                 $   496,625.00
2121 Avenue of the Stars, 30th Floor
Los Angeles, CA  90067


                  SERIES B PREFERRED STOCK PURCHASE AGREEMENT

GRP Partners, L.P.                                                    93,363                 $   291,759.38
2121 Avenue of the Stars, 30th Floor
Los Angeles, CA  90067

Global Retail Partners Funding, Inc.                                  98,890                 $   309,031.25
2121 Avenue of the Stars, 30th Floor
Los Angeles, CA  90067

DLJ ESC II L.P.                                                       24,721                 $    77,253.13
2121 Avenue of the Stars, 30th Floor
Los Angeles, CA  90067

Waelinvest                                                           800,000                 $ 2,500,000.00
525 Market Street, 23rd Floor
San Francisco, CA  94105

Watershed Capital I, L.P.                                            160,000                 $   500,000.00
Two Union Square
601 Union Street, Suite 4200
Seattle, WA  98101

Diane H. Daggatt                                                      16,000                 $    50,000.00
110 - 110th Avenue NE, Suite 550
Bellevue, WA  98004-5862

Bert Kolde                                                            16,000                 $    50,000.00
110 - 110th Avenue NE, Suite 550
Bellevue, WA  98004-5862


Second Closing Total:                                              3,712,000                 $11,600,000.00
                                                                   =========                 ==============


Total                                                             10,433,333                 $32,604,165.63
                                                                  ==========                 ==============


Total (including the Notes and assuming conversion                11,200,000                 $35,000,000.01
                                                                  ==========                 ==============
     of the Notes)

* Highland Capital Partners IV Limited Partnership and Highland Entrepreneurs' Fund IV Limited Partnership will also be purchasing Notes in the amount of $2,300,000 and $95,834.38, respectively, that will be convertible into 736,000 shares and 30,667 shares of the Shares, respectively.

                                   EXHIBIT B

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                          CONVERTIBLE PROMISSORY NOTE


$_________.00                                              __________  ___, 1999
                                                            Bellevue, Washington

     For value received, Mercata, Inc., a Delaware corporation (the "Company"), promises to pay to __________________________ (the "Holder"), the principal sum of __________________ dollars ($________.00). No interest shall accrue or be paid on this Note; provided, that if this Note shall not have converted in accordance with Section 2 below on or before November 30, 1999, this Note shall bear interest accruing from the date hereof on the unpaid principal amount at a rate equal to the lower of (a) 7.00% per annum, compounded annually or (b) the highest rate permitted by law. This Note is one of a series of Convertible Promissory Notes containing substantially identical terms and conditions issued pursuant to that certain Series B Preferred Stock Purchase Agreement, dated September ____, 1999 (the "Purchase Agreement"). Such Notes are referred to herein as the "Notes," and the holders thereof are referred to herein as the "Holders." This Note is subject to the following terms and conditions.

     1. Maturity. Unless converted as provided in Section 2, this Note will automatically mature and be due and payable on November 30, 1999 (the "Maturity Date"). Subject to Section 2 below, any interest shall accrue on this Note but shall not be due and payable until the Maturity Date.

     2.   Conversion

          (a) HSR Clearance. As soon as practicable after the Closing (as defined in the Purchase Agreement), the Company and the Holder hereby agree to file or to cause to be filed with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") all requisite documents and notifications in order to provide for the conversion of this Note into shares of the Company's Series B Preferred Stock. Upon the earlier of one business day after (i) the date all required clearances or pre-termination notices under the HSR Act have been received from the FTC and the DOJ (or all applicable waiting periods have expired) or (ii) the date the Holder and the Company are no longer required by law to make filings under the HSR to convert this Note into capital stock, the entire principal amount of this Note shall automatically convert into fully-paid and non-assessable shares of the Company's Series B Preferred Stock (the "Stock"); provided,

                                      1.

however, the automatic conversion of such principal amount into shares of the Company's Series B Preferred Stock shall be conditioned upon (A) the Company having provided to the Holder a compliance certificate in the form attached hereto as Exhibit A or (B) the Holder having waived such applicable terms, conditions or certifications included in such certificate, either individually or in the aggregate. The number of shares of Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the entire outstanding principal amount of this Note by (ii) $3.125 (as adjusted for any future stock splits, stock dividends, recapitalizations or the like to the Stock), provided that no fractional shares shall be issued. In the event that the required clearances from the FTC and the DOJ are not obtained, this Note shall not be convertible into the Stock.

          (b) Redemption. In the event the Company consummates a Liquidity Event (as defined below) prior to the conversion of this note pursuant to
Section 2(a), then the Company shall redeem this Note for an aggregate consideration substantially equivalent to the consideration which would have been received by the Holder had the Note been converted into Series B Preferred Stock immediately prior to the consummation of such Liquidity Event, as determined in the reasonable and good faith judgement of the Board of Directors of the Company. For the Purposes of hereof "Liquidity Event" shall mean (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company's voting power is transferred (ii) any voluntary or involuntary liquidation or dissolution of the Company, or (iii) the sale of all or substantially all the assets of the Company.

          (c) Mechanics and Effect of Conversion. No fractional shares of the Company's capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

     3. Payment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the

                                      2.

remainder applied to principal. Prepayment of this Note may be made without penalty, if the Company's Board of Directors has determined, in consultation with legal counsel, and with the consent of the Holders of a majority of the outstanding principal amount of the Notes, that the required clearances or pre-termination notices under the HSR Act specified in Section 2(a) are not likely to be obtained, otherwise this note made not prepaid without the consent of the Holders of a majority of the outstanding principal amount of the Notes; provided, however, that the Company may repay the Note on or after November 30, 1999 in the event the conditions to conversion set forth in Section 2 hereof have not occurred.

     4. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Company may not assign, pledge or otherwise transfer this Note without the prior written consent of the Holder, which shall not be unreasonably withheld, and the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, which shall not be unreasonably withheld. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Holder. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

     5. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

     6. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or one business day after being sent by a nationally-recognized overnight delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

     7. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and at least a majority in interest of the Holders. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company, the Holders and each transferee of the Notes.

     8. Waiver. The Company waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

     The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

                                      3.

     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                              COMPANY:

                              Mercata, Inc.



                              By:_______________________________

                              Name:_____________________________
                                               (print)

                              Title:____________________________

                              Address:  110 110th Avenue Northeast, Suite
                                        Bellevue, WA  98004

AGREED TO AND ACCEPTED:

___________________
  By:
  Its:


Name:___________________________
              (print)

Address:

                    Exhibit A to the Form of Promissory Note

                             COMPLIANCE CERTIFICATE


     The undersigned, _______________, the President and Chief Executive Officer of Mercata, Inc., a Delaware corporation (the "Company"), certifies that he is authorized to execute this Compliance Certificate for and on behalf of the Company, and further certifies that:

     1.   The representations and warranties of the Company contained in Section
3.19 of the Series B Preferred Stock Purchase Agreement, dated September ____, 1999 (the "Purchase Agreement"), are true and correct as though made on and as of the date hereof.

     2. The Company has performed or fulfilled all covenants, agreements and conditions contained in the Purchase Agreement and that certain Convertible Promissory Note, dated September ___, 1999, in the amount of $__________.00 of the Company in favor of ___________________ to be performed or fulfilled by the Company on or prior to the date hereof.

     In Witness Whereof, the undersigned has hereunto set his hand this _______ day of _________________, 1999.


                              _______________________________________
                              Name
                              Title

                                   EXHIBIT C

                             AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 MERCATA, INC.

                       (Incorporated September 23, 1998)

     Tom Van Horn and Jon C. Engman hereby certify that:

     ONE: They are the duly elected and acting President and Secretary, respectively, of Mercata, Inc., a Delaware corporation.

     TWO: The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

                                      I.

     The name of the corporation is Mercata, Inc. (the "Corporation" or the "Company").

                                      II.

     The address of the registered office of the Corporation in the State of Delaware is:

               CorpAmerica, Inc.
               30 Old Rudnick Lane
               Dover, DE  19901
               County of Kent

     The name of the Corporation's registered agent at said address is CorpAmerica, Inc.

                                     III.

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

     A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is seventy million (70,000,000) shares, forty million (40,000,000) shares of which shall be Common Stock (the "Common Stock") and thirty million (30,000,000) shares of which shall be Preferred Stock (the "Preferred Stock"). The Preferred Stock shall have a par value of one tenth of a cent ($0.001) per share and the Common Stock shall have a par value of one tenth of a cent ($0.001) per share.

                                      1.

     B. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation (voting together on an as-if-converted basis).

     C. Fourteen million (14,000,000) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock" and twelve million (12,000,000) of the authorized shares of Preferred Stock are hereby designated "Series B Preferred Stock" (collectively, the "Series Preferred").

     D. The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred are as follows:

          1.   Dividend Rights.

               (a) Holders of Series Preferred, in preference to the holders of any other stock of the Company ("Junior Stock"), shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends at the rate of eight percent (8%) of the Original Issue Price (as defined below) per annum on each outstanding share of Series Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The "Original Issue Price" of the Series A Preferred Stock and the Series B Preferred Stock shall be one dollar and five cents ($1.05) per share and three dollars twelve and one-half cents per share ($3.125), respectively. Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be non-cumulative.

               (b) So long as any shares of Series Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock of the Company be purchased, redeemed, or otherwise acquired for value by the Company (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company or in exercise of the Company's right of first refusal upon a proposed transfer) until all dividends (set forth in Section 1(a) above) on the Series Preferred shall have been paid or declared and set apart. In the event dividends are paid on any share of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Series Preferred in an amount equal per share (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. The provisions of this Section 1(b) shall not, however, apply to (i) a dividend payable in Common Stock, (ii) the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock, or (iii) any repurchase of any outstanding securities of the Company that is unanimously approved by the Company's Board of Directors.

          2.   Voting Rights.

               (a) General Rights. Except as otherwise provided herein or as required by law, the Series Preferred shall be voted equally with the shares of the Common Stock

                                      2.

of the Company and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series Preferred are convertible (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

               (b) Separate Vote of Series Preferred. For so long as at least ten million (10,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series Preferred) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series Preferred shall be necessary for effecting or validating the following actions:

                    (i) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or Bylaws of the Company (including any filing of a Certificate of Designation), that alters or changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series Preferred (including by way of a merger or consolidation).

                    (ii) Any increase or decrease (other than by redemption or conversion) in the authorized number of shares of Common Stock or Preferred Stock;

                    (iii) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company ranking on a parity with or senior to the Series Preferred in right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series;

                    (iv) Any redemption, repurchase, payment of dividends or other distributions with respect to Junior Stock (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company or in exercise of the Company's right of first refusal upon a proposed transfer);

                    (v) Any agreement by the Company or its stockholders regarding an Asset Transfer or Acquisition (each as defined in Section 3(c));

                    (vi) Any action that results in the payment or declaration of a dividend on any shares of Common Stock or Preferred Stock;

                    (vii) Any voluntary dissolution or liquidation of the Company; or

                    (viii) Any increase or decrease in the authorized number of members of the Company's Board of Directors.

                                      3.

               (C) Separate Votes of Series B Preferred Stock. For so long as at least five million (5,000,000) shares of Series B Preferred Stock (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series B Preferred Stock) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series B Preferred Stock shall be necessary for effecting or validating the following actions:

                    (i) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or Bylaws of the Company (including any filing of a Certificate of Designation), that alters or changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series B Preferred Stock (including by way of a merger or consolidation).

                    (ii) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company ranking on a parity with or senior to the Series B Preferred in right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series;

                    (iii) Any redemption, repurchase, payment of dividends or other distributions with respect to Junior Stock (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company or in exercise of the Company's right of first refusal upon a proposed transfer);

                    (iv) Any agreement by the Company or its stockholders regarding an Asset Transfer or Acquisition (each as defined in Section 3(c)).

               (d) Election of Board of Directors. For so long as at least ten million (10,000,000) shares of Series Preferred remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event affecting the Series Preferred) (i) the holders of Series A Preferred Stock, voting as a separate class, shall be entitled to elect two (2) members of the Company's Board of Directors at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors; (ii) the holders of Series B Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Company's Board of Directors at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the registration, death or removal of such director; (iii) the holders of Common Stock, voting as a separate class, shall be entitled to elect two (2) members of the Board of Directors at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors; and (iv) the holders of Common Stock and Series Preferred, voting together as a single class on an as-if-converted basis, shall be entitled to elect all remaining members of the Board of Directors at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from

                                      4.

office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

          3.   Liquidation Rights.

               (a) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of Series Preferred shall be entitled to be paid out of the assets of the Company an amount per share of Series Preferred equal to the Original Issue Price plus all declared and unpaid dividends on the Series Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series Preferred held by them. If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series Preferred of the liquidation preference set forth in this Section 3(a), then such assets shall be distributed among the holders of Series Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

               (b) After the payment of the full liquidation preference of the Series Preferred as set forth in Section 3(a) above, the assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock and Series Preferred on an as-if-converted to Common Stock basis until such time as the holders of Series Preferred have received pursuant to Section 3(a) above and this Section 3(b) in aggregate an amount per share of Series Preferred equal to three (3) times the Original Issue Price (as adjusted for any stock, dividends, combinations, splits, recapitalizations and the like with respect to such shares); thereafter the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock.

               (c) The following events shall be considered a liquidation under this Section:

                    (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company's voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Company (an "Acquisition"); or

                    (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company (an "Asset Transfer").

                    (iii) In any of such events, if the consideration received by this corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

                                      5.

                           (A)   Securities not subject to investment letter or
other similar restrictions on free marketability covered by (B) below:

                                 (1)  If traded on a securities exchange or
through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty
(30) day period ending three (3) days prior to the closing;

                                 (2)  If actively traded over-the-counter, the
value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                                 (3)  If there is no active public market, the
value shall be the fair market value thereof, as determined by the Board of Directors.

                           (B)   The method of valuation of securities subject
to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined by the Board of Directors.

          4.   Conversion Rights.

               The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common Stock (the "Conversion Rights"):

               (a) Optional Conversion. Subject to and in compliance with the provisions of this Section 4, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series Preferred Conversion Rate" then in effect (determined as provided in Section 4(b)) by the number of shares of Series Preferred being converted.

               (b) Series Preferred Conversion Rate. The conversion rate in effect at any time for conversion of the Series Preferred (the "Series Preferred Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series Preferred by the "Series Preferred Conversion Price," calculated as provided in Section 4(c).

               (c) Series Preferred Conversion Price. The conversion price for the Series Preferred shall initially be the Original Issue Price of the Series Preferred (the "Series Preferred Conversion Price"). Such initial Series Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series Preferred Conversion Price herein shall mean the Series Preferred Conversion Price as so adjusted.

                                      6.

               (d) Mechanics of Conversion. Each holder of Series Preferred who desires to convert the same into shares of Common Stock pursuant to this
Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series Preferred being converted and (ii) in cash (at the Common Stock's fair market value determined by the Board of Directors as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series Preferred. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

               (e) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date that the first share of Series Preferred is issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the Series Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Stock, the Series Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

               (f) Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series Preferred Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series Preferred Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the

                                      7.

Series Preferred Conversion Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution.

               (g) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event each holder of Series Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

               (h) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as a part of such capital reorganization, provision shall be made so that the holders of the Series Preferred shall thereafter be entitled to receive upon conversion of the Series Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Series Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

               (i)  Sale of Shares Below Series Preferred Conversion Price.

                    (i) If at any time or from time to time after the Original Issue Date, the Company issues or sells, or is deemed by the express provisions of this subsection (i) to have issued or sold, Additional Shares of Common Stock (as defined in subsection (i)(iv) below), other than as a dividend or other distribution on any class of stock as provided in Section 4(f) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 4(e) above, for an Effective Price (as defined in subsection
(i)(iv) below) less than the then effective Series Preferred Conversion Price, then and in each such case the then existing Series Preferred Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series Preferred Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the

                                      8.

number of shares of Common Stock which the aggregate consideration received (as defined in subsection (i)(ii) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Series Preferred Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

                    (ii) For the purpose of making any adjustment required under this Section 4(i), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in subsection (i)(iii)) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                    (iii)  For the purpose of the adjustment required under this
Section 4(i), if the Company issues or sells (i) stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") or (ii) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Series Preferred Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such

                                      9.

clauses; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series Preferred.

                    (IV) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(i), other than (A) shares of Common Stock issued upon conversion of the Series Preferred; (B) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) after the Original Issue Date to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; (C) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Original Issue Date, (D) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board and (E) shares of Common Stock issued pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution approved by the Board. References to Common Stock in the subsections of this clause (iv) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant

                                      10.

to this Section 4(i). The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4(i), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 4(i), for such Additional Shares of Common Stock.

               (j) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series Preferred, if the Series Preferred is then convertible pursuant to this Section 4, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series Preferred at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Series Preferred Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series Preferred.

               (k) Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3(c)) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 3(c)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series Preferred at least ten (10) days prior to the record date specified therein (or such shorter period approved by a majority of the outstanding Series Preferred) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

               (l)  Automatic Conversion.

                    (i) Each share of Series Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series Preferred Conversion Price, (A) at any time upon the affirmative election of the holders of at least a majority of the

                                      11.

outstanding shares of the Series A Preferred Stock and of the holders of at least a majority of the outstanding shares of the Series B Preferred Stock, or
(B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price is at least $9.375 (as adjusted for stock splits, dividends, recapitalizations and the like), and (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $10,000,000. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

                    (ii) Upon the occurrence of either of the events specified in Section 4(l)(i) above, the outstanding shares of Series Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series Preferred, the holders of Series Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

               (m) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

               (n) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                                      12.

               (o)  Notices.  Any notice required by the provisions of this
Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

               (p) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred so converted were registered.

               (q) No Dilution or Impairment. Without the consent of the holders of then outstanding Series Preferred as required under Section 2(b), the Company shall not amend its Restated Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series Preferred against dilution or other impairment.

          5.   No Reissuance of Series Preferred.

               No share or shares of Series Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

                                      V.

     A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

     B. Any repeal or modification of this Article V shall only be prospective and shall not effect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

                                      VI.

     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

                                      13.

     A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

     B. Subject to the indemnification provisions in the Bylaws, the Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the percentage of holders of capital stock as provided therein; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

     C. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

                                    * * * *

     THREE: This Restated Certificate of Incorporation has been duly approved by the Board of Directors of this Corporation.

     FOUR:   This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Corporation. The total number of outstanding shares entitled to vote or act by written consent was one million four hundred forty-four thousand fifty-eight (1,444,058) shares of Common Stock and fourteen million (14,000,000) shares of Series A Preferred Stock. A majority of the outstanding shares of Common Stock and all of the outstanding shares of Series A Preferred Stock approved this Restated Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware and written notice of such was given by the Corporation in accordance with said Section 228.

                                      14.

     In Witness Whereof, Mercata, Inc. has caused this Restated Certificate of Incorporation to be signed by the President and the Secretary in Bellevue, Washington, this 30th day of September 1999.


                                    Mercata, Inc.

                                    By: /s/ Tom Van Horn
                                       --------------------------
                                           President

Attest:

By: /s/ Jon Engman
   ----------------------
       Secretary

                                      15.

                                  Exhibit D

                          INVESTORS RIGHTS AGREEMENT

                               TABLE OF CONTENTS


                                                                            Page
SECTION 1.  GENERAL.........................................................   1
    1.1     Definitions.....................................................   1
SECTION 2.  REGISTRATION; RESTRICTIONS ON TRANSFER..........................   3
    2.1     Restrictions on Transfer........................................   3
    2.2     Demand Registration.............................................   4
    2.3     Piggyback Registrations.........................................   5
    2.4     Form S-3 Registration...........................................   6
    2.5     Expenses of Registration........................................   7
    2.6     Obligations of the Company......................................   8
    2.7     Termination of Registration Rights..............................   9
    2.8     Delay of Registration; Furnishing Information...................   9
    2.9     Indemnification.................................................   9
   2.10     Assignment of Registration Rights...............................  11
   2.11     Amendment of Registration Rights................................  11
   2.12     Limitation on Subsequent Registration Rights....................  12
   2.13     "Market Stand-Off" Agreement; Agreement to Furnish Information..  12
   2.14     Rule 144 Reporting..............................................  12
SECTION 3.  COVENANTS OF THE COMPANY........................................  13
    3.1     Basic Financial Information and Reporting.......................  13
    3.2     Inspection Rights...............................................  14
    3.3     Confidentiality of Records......................................  14
    3.4     Reservation of Common Stock.....................................  14
    3.5     Stock Vesting...................................................  14
    3.6     Proprietary Information and Inventions Agreement................  14
    3.7     Assignment of Right of First Refusal............................  14
    3.8     Termination of Covenants........................................  15
SECTION 4.  RIGHTS OF FIRST REFUSAL.........................................  15
    4.1     Subsequent Offerings............................................  15
    4.2     Exercise of Rights..............................................  15
    4.3     Issuance of Equity Securities to Other Persons..................  16

                                      i.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                              PAGE
    4.4     Sale Without Notice.............................................  16
    4.5     Termination and Waiver of Rights of First Refusal...............  16
    4.6     Transfer of Rights of First Refusal.............................  16
    4.7     Excluded Securities.............................................  16
SECTION 5.  MISCELLANEOUS...................................................  17
    5.1     Governing Law...................................................  17
    5.2     Survival........................................................  17
    5.3     Successors and Assigns..........................................  17
    5.4     Entire Agreement................................................  18
    5.5     Severability....................................................  18
    5.6     Amendment and Waiver............................................  18
    5.7     Delays or Omissions.............................................  18
    5.8     Notices.........................................................  18
    5.9     Attorneys' Fees.................................................  19
   5.10     Titles and Subtitles............................................  19
   5.11     Additional Investors............................................  19
   5.12     Counterparts....................................................  19

                                      ii.

                                 MERCATA, INC.

                           INVESTOR RIGHTS AGREEMENT

     This Investor Rights Agreement (the "Agreement") is entered into as of the 30th day of September, 1999, by and among Mercata, Inc., a Delaware corporation (the "Company"), the holders of the Company's Series A Preferred Stock (the "Series A Holders") and the purchasers of the Company's Series B Preferred Stock ("Series B Stock") set forth on Exhibit A of that certain Series B Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement") and Exhibit A hereto. The Series A Holders and the purchasers of the Series B Stock shall be referred to hereinafter as the "Investors" and each individually as an "Investor."

                                    Recitals

     Whereas, the Company proposes to sell and issue up to eleven million two hundred thousand (11,200,000) shares of its Series B Stock pursuant to the Purchase Agreement; and

     Whereas, as a condition of entering into the Purchase Agreement, the Investors have requested that the Company extend to them registration rights, information rights and other rights as set forth below.

     Now, Therefore, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree as follows:

SECTION 1.  GENERAL

     1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

          "Affiliate" of a person or entity means any person or entity who controls, is controlled by or under common control with such person or entity.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

                                      1.

          "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

          "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Securities" means (a) Common Stock of the Company issued or issuable upon conversion of the Shares; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

          "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

          "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed twenty-five thousand dollars ($25,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "SEC" or "Commission" means the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

          "Shares" shall mean the one million (1,000,000) shares of Common Stock currently held by Vulcan Ventures Incorporated, the Company's Series A Preferred Stock issued pursuant to that certain Series A Preferred Stock Purchase Agreement, dated March 17, 1999, and the Company's Series B Stock issued pursuant to the Purchase Agreement and held by the Investors listed on Exhibit A hereto and their permitted assigns.

                                      2.

SECTION 2.  REGISTRATION; RESTRICTIONS ON TRANSFER

     2.1  Restrictions on Transfer.

          (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

               (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               (iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

          (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

                                      3.

          (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     2.2  Demand Registration.

          (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders (the "Initiating Holders") proposing to sell Registrable Securities at an anticipated aggregate offering price, net of underwriting discounts and commissions, exceeding ten million dollars ($10,000,000) (a "Qualified Public Offering")), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

          (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section
2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

               (i) prior to one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;

               (ii) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

                                      4.

               (iii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

               (iv) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

     2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within ten (10) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any shareholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless

                                      5.

such offering is the Initial Offering and such registration does not include shares of any other selling shareholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

          (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

     2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

               (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

               (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and

                                      6.

such other securities (if any) at an aggregate price to the public of less than two million dollars ($2,000,000), or

               (iii) if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company's intention to make a public offering within ninety (90) days;

               (iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

               (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.

     2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under
Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section
2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section
2.4 to a demand registration.

                                      7.

     2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Holder or Holders have completed the distribution related thereto. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

          (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and

                                      8.

substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

     2.7 Termination of Registration Rights. All registration rights granted under this Section 2 shall terminate and be of no further force and effect three
(3) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

     2.8  Delay of Registration; Furnishing Information.

          (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

          (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

     2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by

                                      9.

such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

          (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the proceeds from the offering received by such Holder.

          (c)  Promptly after receipt by an indemnified party under this Section
2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such

                                      10.

counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

          (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

          (e) The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     2.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is an Affiliate, general partner, limited partner, retired partner, member or retired member of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, or (c) acquires at least one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

     2.11 Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the

                                      11.

Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

     2.12 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights pari passu or senior to those granted to the Holders hereunder.

     2.13 "Market Stand-Off" Agreement; Agreement to Furnish Information. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that:

            (a)  such agreement shall apply only to the Company's Initial
Offering;

            (b) all officers and directors of the Company enter into similar agreements;

            (c) such agreement shall not apply to the purchase or sale of Common Stock (or other securities registered by the Company) acquired in the Company's Initial Offering (other than any shares that are purchased in the Initial Offering as part of a directed share program) or on the open market after the Company's Initial Offering by ATGF II.

            Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this
Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

     2.14 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

            (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the

                                      12.

Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

            (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

            (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3.  COVENANTS OF THE COMPANY

     3.1    Basic Financial Information and Reporting.

            (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

            (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish to each Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

            (c) The Company will furnish each Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

            (d) So long as an Investor (with its Affiliates) shall own not less than one million (1,000,000) shares of Registrable Securities (as adjusted for stock splits, combinations and the like) (a "Major Investor"), the Company will furnish each such Major Investor requesting such information as soon as practicable after the end of each month, and in any event within twenty-one (21) days thereafter, a balance sheet of the Company as of the end of each such month and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date prepared in accordance with generally accepted

                                      13.

accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

     3.2 Inspection Rights. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this
Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

     3.3 Confidentiality of Records. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3.

     3.4 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

     3.5 Stock Vesting. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the company, and (b) seventy-five percent (75%) of such stock shall vest over the remaining three (3) years. With respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

     3.6 Proprietary Information and Inventions Agreement. The Company shall require all employees to execute and deliver a Proprietary Information and Inventions Agreement in the form attached to the Purchase Agreement. The Company shall require all consultants to execute and deliver an agreement containing confidentiality and other reasonably protective provisions for the Company under the circumstances.

     3.7 Assignment of Right of First Refusal. In the event the Company elects not to exercise any right of first refusal or right of first offer the Company may have on a proposed transfer of any of the Company's outstanding capital stock pursuant to the Company's charter documents, by contract or otherwise, the Company shall, to the extent it may do so, assign such

                                      14.

right of first refusal or right of first offer to each Major Investor. In the event of such assignment, each Major Investor shall have a right to purchase its pro rata portion (as defined in Section 4.1) of the capital stock proposed to be transferred.

     3.8    Termination of Covenants. All covenants of the Company contained in
Section 3 of this Agreement shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering or (ii) upon (a) the sale, lease or other disposition of all or substantially all of the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this
Section 3.8(ii)(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company (a "Change in Control").

SECTION 4.  RIGHTS OF FIRST REFUSAL

     4.1 Subsequent Offerings. So long as an Investor (with its Affiliates) shall own not less than three hundred thousand (300,000) shares of Registrable Securities (as adjusted for stock splits and combinations and the like) (a "Significant Investor"), each such Significant Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.7 hereof. Each Investor's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

     4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Significant Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Significant Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Significant Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

                                      15.

     4.3 Issuance of Equity Securities to Other Persons. If not all of the Significant Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Significant Investors who do so elect and shall offer such Significant Investors the right to acquire such unsubscribed shares. The Significant Investors shall have five
(5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Significant Investors fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Significant Investor's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Significant Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Significant Investors in the manner provided above.

     4.4 Sale Without Notice. In lieu of giving notice to the Significant Investors prior to the issuance of Equity Securities as provided in Section 4.2, the Company may elect to give notice to the Significant Investors within thirty
(30) days after the issuance of Equity Securities. Such notice shall describe the type, price and terms of the Equity Securities. Each Significant Investor shall have twenty (20) days from the date of receipt of such notice to elect to purchase its pro rata share of Equity Securities (as defined in Section 4.1, and calculated before giving effect to the sale of the Equity Securities to the purchasers thereof). The closing of such sale shall occur within sixty (60) days of the date of notice to the Significant Investors.

     4.5 Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to the Company's Initial Offering or (ii) a Change in Control. The rights of first refusal established by this Section 4 may be amended, or any provision waived with the written consent of Significant Investors holding a majority of the Registrable Securities held by all Significant Investors, or as permitted by Section 5.6.

     4.6 Transfer of Rights of First Refusal. The rights of first refusal of each Significant Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

     4.7    Excluded Securities. The rights of first refusal established by this
Section 4 shall have no application to any of the following Equity Securities:

            (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued after the Original Issue Date (as defined in the Company's Certificates of Incorporation) to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

            (b) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement, and

                                      16.

stock issued pursuant to any such rights or agreements granted after the date of this Agreement; provided that the rights of first refusal established by this
Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

            (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

            (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

            (e)  shares of Common Stock issued upon conversion of the Shares;

            (f) any Equity Securities issued pursuant to any equipment leasing or loan arrangement, or debt financing from a bank or similar financial or lending institution;

            (g) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act; and

            (h) shares of the Company's Common Stock or Preferred Stock issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by the Company's Board of Directors.

SECTION 5.  MISCELLANEOUS

     5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents entered into and to be performed entirely within Washington.

     5.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     5.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

                                      17.

     5.4 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     5.5 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     5.6    Amendment and Waiver.

            (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least seventy percent (70%) of the Registrable Securities.

            (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Securities.

            (c) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Shares as "Investors," "Holders" and parties hereto.

     5.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     5.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten
(10) days advance written notice to the other parties hereto.

                                      18.

     5.9 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     5.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     5.11 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "Investor" hereunder.

     5.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                                      19.

     In Witness Whereof, the parties hereto have executed this Investor Rights Agreement as of the date set forth in the first paragraph hereof.

                                        COMPANY:

                                        Mercata, Inc.



                                        By: _______________________________
                                            President


                 SIGNATURE PAGE TO INVESTORS RIGHTS AGREEMENT

                                        FOUNDER:

                                        Vulcan Ventures Incorporated



                                        By: _______________________________
                                            William D. Savoy
                                            Vice President


                 SIGNATURE PAGE TO INVESTORS RIGHTS AGREEMENT

                                        INVESTORS(S):

                                        Highland Capital Partners IV Limited
                                        Partnership
                                             By: Highland Management Partners
                                                 IV LLC
                                                 Its:  General Partner



                                                 By: ______________________
                                                     Member


                                        Highland Entrepreneurs' Fund IV
                                        Limited Partnership
                                             By: Highland Management Partners
                                                 IV LLC
                                                 Its:  General Partner



                                                 By: ______________________
                                                     Member


                 SIGNATURE PAGE TO INVESTORS RIGHTS AGREEMENT

     NOTE: THIS PAGE, DATED AS OF __________________, 1999, IS A COUNTERPART SIGNATURE PAGE TO THAT CERTAIN INVESTOR RIGHTS AGREEMENT, DATED AS OF SEPTEMBER 30, 1999 (THE "RIGHTS AGREEMENT"), BY AND AMONG MERCATA, INC., A DELAWARE CORPORATION, AND EACH OF THOSE PERSONS AND ENTITIES WHOSE NAMES ARE SET FORTH ON THE SCHEDULE OF INVESTORS ATTACHED THERETO AS EXHIBIT A. EXECUTION AND DELIVERY OF THIS SIGNATURE PAGE BY THE UNDERSIGNED REPRESENTS THE UNDERSIGNED'S AGREEMENT TO BECOME A PARTY TO THE RIGHTS AGREEMENT AS AN "INVESTOR."



     ATGF II


     By: _________________________

     Name: _______________________

     Title: ______________________


     Beagle Limited


     By: _________________________

     Name: _______________________

     Title: ______________________


     Global Retail Partners, L.P.


     By: _________________________

     Name: _______________________

     Title: ______________________


                 SIGNATURE PAGE TO INVESTORS RIGHTS AGREEMENT

     DLJ Diversified Partners, L.P.


     By: _________________________________

     Name: _______________________________

     Title: ______________________________


     DLJ Diversified Partners-A, L.P.


     By: _________________________________

     Name: _______________________________

     Title: ______________________________


     GRP Partners, L.P.


     By: _________________________________

     Name: _______________________________

     Title: ______________________________


     Global Retail Partners Funding, Inc.


     By: _________________________________

     Name: _______________________________

     Title: ______________________________

                                      2.

     DLJ ESC II, L.P.


     By: ____________________________________

     Name: __________________________________

     Title: _________________________________


     Waelinvest


     By: ____________________________________

     Name: __________________________________

     Title: _________________________________


     Watershed Capital I, L.P.


     By: Watershed Capital G.P. I, L.P.
         Its General Partner

         By: Watershed Capital G.P. I, L.L.C.
             Its General Partner

             By: ____________________________
                 Ralph C. Derrickson
                 Managing Member

     Dated: As of ______________, 1999



     ________________________________________
     Diane H. Daggatt



     ________________________________________
     Bert Kolde

                                      3.

Agreed to and Accepted By:

     Mercata, Inc.

     110  110th Avenue NE, Suite 390
     Bellevue, WA  98004


     _______________________________
     Thomas Van Horn
     President

                                      4.

                                   Exhibit A


                             SCHEDULE OF INVESTORS

Name and Address


Vulcan Ventures Incorporated
110 - 110th Avenue N.E., Suite 550
Bellevue, Washington 98004

Highland Capital Partners IV Limited Partnership
Two International Place
Boston, Massachusetts 02110

Highland Entrepreneurs' Fund IV Limited Partnership
Two International Place
Boston, Massachusetts 02110

ATGF II
399 Park Avenue, 22nd Floor
New York, NY 10022

Beagle Limited
c/o Hecht and Company
111 West 40th Street, 20th Floor
New York, NY 10018

Global Retail Partners, L.P.
2121 Avenue of the Stars, 30th Floor
Los Angeles, CA 90067

DLJ Diversified Partners, L.P.
2121 Avenue of the Stars, 30th Floor
Los Angeles, CA 90067

DLJ Diversified Partners - A, L.P.
2121 Avenue of the Stars, 30th Floor
Los Angeles, CA 90067

GRP Partners, L.P.
2121 Avenue of the Stars, 30th Floor
Los Angeles, CA 90067

                          INVESTORS RIGHTS AGREEMENT

Global Retail Partners Funding, Inc.
2121 Avenue of the Stars, 30th Floor
Los Angeles, CA 90067

DLJ ESC II L.P.
2121 Avenue of the Stars, 30th Floor
Los Angeles, CA 90067

Waelinvest
525 Market Street, 23rd Floor
San Francisco, CA 94105

Watershed Capital I, L.P.
Two Union Square
601 Union Street, Suite 4200
Seattle, WA 98101

Diane H. Daggatt
110 - 110th Avenue NE, Suite 550
Bellevue, WA 98004-5862

Bert Kolde
110 - 110th Avenue NE, Suite 550
Bellevue, WA 98004-5862

                                      2.

                                   EXHIBIT E

                                 MERCATA, INC.
                               CO-SALE AGREEMENT

     This Co-Sale Agreement (the "Agreement") is made and entered into as of this 30th day of September, 1999, by and among Mercata, Inc., a Delaware corporation (the "Company"), each of the persons and entities listed on Exhibit A hereto (the "Investors"), and Vulcan Ventures Incorporated (referred to herein as the "Founder").

                                    Recitals

     Whereas, the Founder is the beneficial owner of an aggregate of one million (1,000,000) shares of Common Stock of the Company, fourteen million (14,000,000) shares of Series A Preferred Stock of the Company and one million eight hundred eighty-eight thousand (1,888,000) shares of Series B Preferred Stock of the Company;

     Whereas, Investors are purchasing shares of the Company's Series B Preferred Stock (the "Series B Preferred Stock") pursuant to that certain Series B Preferred Stock Purchase Agreement (the "Purchase Agreement") of even date herewith;

     Whereas, such Investors were induced by the Company to purchase the Series B Preferred Stock in part by the Company's and the Founder's agreement to enter into this Agreement; and

     Whereas, the parties desire to enter into this Agreement in order to grant rights of co-sale to each Investor.

     Now, Therefore, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

     1.   Definitions.

          (a) "Co-Sale Stock" shall mean shares of the Company's Common Stock and Preferred Stock now owned or subsequently acquired by the Founder by gift, purchase, dividend, option exercise or any other means whether or not such securities are only registered in a Founder's name or beneficially or legally owned by Founder, including any interest of a spouse in any of the Co-Sale Stock, whether that interest is asserted pursuant to marital property laws or otherwise. The number of shares of Co-Sale Stock owned by the Founder as of the date hereof are set forth on Exhibit B, which Exhibit may be amended from time to time by the Company to reflect changes in the number of shares owned by the Founder, but the failure to so amend shall have no effect on such Co-Sale Stock being subject to this Agreement.

          (b) "Common Stock" shall mean the Company's Common Stock and shares of Common Stock issued or issuable upon exercise of any option, warrant or other security or right of any kind convertible into or exchangeable for Common Stock.

                                      1.

          (c) "Preferred Stock" shall mean the Company's Preferred Stock and shares of Preferred Stock issued or issuable upon exercise of any option, warrant or other security or right of any kind convertible into or exchangeable for Preferred Stock.

          (d) For the purpose of this Agreement, the term "Transfer" shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Co-Sale Stock.

          (e) "Affiliate" of a person or entity means any person or entity who controls, is controlled by or under common control with such person or entity.

     2.   Transfers by a Founder.

          (a) If the Founder proposes to Transfer any shares of Co-Sale Stock then the Founder shall promptly give written notice (the "Notice") simultaneously to the Company and to each of the Investors at least thirty (30) days prior to the closing of such Transfer. The Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of shares of Co-Sale Stock to be transferred, the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the Transfer is being made pursuant to the provisions of Section 3(a), the Notice shall state under which section the Transfer is being made.

          (b) Each Investor shall have the right, exercisable upon written notice to the Founder within fifteen (15) days after the Notice, to participate in such Transfer of Co-Sale Stock on the same terms and conditions. Such notice shall indicate the number of shares of Common Stock and/or Preferred Stock such Investor wishes to sell under his or her right to participate. To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Co-Sale Stock that the Founder may sell in the transaction shall be correspondingly reduced.

          (c) Each Investor may sell all or any part of that number of shares equal to the product obtained by multiplying (i) the aggregate number of shares of Co-Sale Stock covered by the Notice by (ii) a fraction the numerator of which is the number of shares of Common Stock (including shares of Preferred Stock on an as converted basis) owned by such Investor at the time of the Transfer and the denominator of which is the total number of shares of Common Stock (including shares of Preferred Stock on an as converted basis) owned by Founder and the Investors at the time of the Transfer.

          (d) Each Investor who elects to participate in the Transfer pursuant to this Section 2 (a "Participant") shall effect its participation in the Transfer by promptly delivering to Founder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

               (i) the type and number of shares of Common Stock and/or Preferred Stock which such Participant elects to sell; or

                                      2.

               (ii) that number of shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock which such Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred Stock in lieu of Common Stock, such Participant shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in Section 2(d)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

          (e) The stock certificate or certificates that the Participant delivers to Founder pursuant to Section 2(d) shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Notice, and the Founder shall concurrently therewith remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participant exercising its rights of co-sale hereunder, the Founder shall not sell to such prospective purchaser or purchasers any Co-Sale Stock unless and until, simultaneously with such sale, the Founder shall purchase such shares or other securities from such Participant on the same terms and conditions specified in the Notice.

          (f) The exercise or non-exercise of the rights of the Investors hereunder to participate in one or more Transfers of Co-Sale Stock made by the Founder shall not adversely affect their rights to participate in subsequent Transfers of Co-Sale Stock subject to Section 2(a).

          (g) If none of the Investors elect to participate in the sale of the Co-Sale Stock subject to the Notice, the Founder may, not later than sixty (60) days following delivery to the Company of the Notice, enter into an agreement providing for the closing of the Transfer of the Co-Sale Stock covered by the Notice within thirty (30) days of such agreement on terms and conditions not more materially favorable to the transferor than those described in the Notice. Any proposed transfer on terms and conditions materially more favorable than those described in the Notice, as well as any subsequent proposed transfer of any of the Co-Sale Stock by Founder, shall again be subject to the co-sale rights of the Investors and shall require compliance by Founder with the procedures described in this Section 2.

     3.   Exempt Transfers.

          (a) Notwithstanding the foregoing, the co-sale rights of the Investors shall not apply to (i) any transfer to the ancestors, descendants or spouse or to trusts for the benefit of such persons or the Founder, (ii) any transfer or transfers by a Founder to another Founder (the "Transferee-Founder") so long as the Transferee-Founder is, at the time of the transfer, employed by or acting as a consultant or director of the Company, (iii) any pledge of Co-Sale Stock made pursuant to a bona fide loan transaction that creates a mere security interest, (iv) any bona fide gift, or (v) any transfer to an Affiliate; provided that in the event of any transfer made pursuant to one of the exemptions provided above, (A) the Founder shall inform the Investors of such pledge, transfer or gift prior to effecting it and (B) the pledgee, transferee or donee shall furnish the Investors with a written agreement to be bound by and comply with all provisions of Section 2. Except with respect to Co-Sale Stock transferred under clause (i) above (which Co-Sale Stock shall no longer be subject to the co-sale rights of the Investors), such transferred Co-

                                      3.

Sale Stock shall remain "Co-Sale Stock" hereunder, and such pledgee, transferee or donee shall be treated as the "Founder" for purposes of this Agreement.

          (b) Notwithstanding the foregoing, the provisions of Section 2 shall not apply to the sale of any Co-Sale Stock to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

          (c) This Agreement is subject to, and shall in no manner limit the right which the Company may have to repurchase securities from the Founder pursuant to (i) a stock restriction agreement or other agreement between the Company and the Founder and (ii) any right of first refusal set forth in the Bylaws of the Company.

     4.   Prohibited Transfers.

          (a) In the event that Founder should Transfer any Co-Sale Stock in contravention of the co-sale rights of each Investor under this Agreement (a "Prohibited Transfer"), each Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Founder shall be bound by the applicable provisions of such option.

          (b) In the event of a Prohibited Transfer, each Investor shall have the right to sell to Founder the type and number of shares of Common Stock equal to the number of shares each Investor would have been entitled to transfer to the purchaser under Section 2(c) hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

               (i) The price per share at which the shares are to be sold to the Founder shall be equal to the price per share paid by the purchaser to the Founder in such Prohibited Transfer. The Founder shall also reimburse each Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor's rights under Section 2.

               (ii) Within ninety (90) days after the date on which an Investor received notice of the Prohibited Transfer or otherwise became aware of the Prohibited Transfer, such Investor shall, if exercising the option created hereby, deliver to the Founder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

               (iii) The Founder shall, upon receipt of the certificate or certificates for the shares to be sold by an Investor, pursuant to this Section 4(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 4(b)(i), in cash or by other means acceptable to the Investor.

               (iv) Notwithstanding the foregoing, any attempt by a Founder to transfer Co-Sale Stock in violation of Section 2 hereof shall be voidable at the option of a majority in interest of the Investors if the Investors do not elect to exercise the put option set forth in this Section 4, and the Company agrees it will not effect such a transfer nor will it treat

                                      4.

any alleged transferee as the holder of such shares without the written consent of a majority in interest of the Investors.

     5.   Legend.

          (a) Each certificate representing shares of Co-Sale Stock now or hereafter owned by the Founder or issued to any person in connection with a transfer pursuant to Section 3(a) hereof shall be endorsed with the following legend:

               "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CO-SALE AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

          (b) The Founder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 5(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

     6.   Miscellaneous.

          (a) Conditions to Exercise of Rights. Exercise of the Investors' rights under this Agreement shall be subject to and conditioned upon, and the Founder and the Company shall use their best efforts to assist each Investor in, compliance with applicable laws.

          (b) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents entered into and to be performed entirely within Washington.

          (c) Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only the Company, (ii) as to the Investors, persons holding more than a majority in interest of the Common Stock (including shares of Preferred Stock on an as converted basis) held by the Investors and their assignees, pursuant to Section 6(d) hereof, and (iii) as to the Founder, only the Founder; provided, that no consent of the Founder shall be necessary for any amendment and/or restatement which includes additional holders of Preferred Stock or other preferred stock of the Company as "Investors" and parties hereto. Any amendment or waiver effected in accordance with clauses (i), (ii), and (iii) of this Section 6(c) shall be binding upon each Investor, its successors and assigns, the Company and the Founder.

          (d) Assignment of Rights. This Agreement constitutes the entire agreement between the parties relative to the specific subject matter hereof. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Agreement. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit

                                      5.

of, and be binding upon, their respective successors, assigns and legal representatives. Each Investor may transfer or assign its rights hereunder only along with the corresponding shares of Common Stock or Preferred Stock and any purported transfer in violation of the foregoing shall be void and of no effect.

          (e) Term. This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

               (i) the date of the closing of a firmly underwritten public offering of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission, and declared effective under the Securities Act of 1933, as amended;

               (ii) the date of the closing of a sale, lease, or other disposition of all or substantially all of the Company's assets or the Company's merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided, that this Section 6(e)(ii) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company; or

          (f) the date as of which the parties hereto terminate this Agreement by written consent of a majority in interest of the Investors (excluding Vulcan) and a majority in interest of the Founder.

          (g) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

          (h) Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          (i) Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such

                                      6.

reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          (j) Entire Agreement. This Agreement and the Exhibits hereto, along with the Purchase Agreement and each of the Exhibits thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          (k) Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series B Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Series B Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "Investor" hereunder.

          (l) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                                      7.

     The foregoing Co-Sale Agreement is hereby executed as of the date first above written.


                                             COMPANY:

                                             Mercata, Inc.



                                             By:________________________________
                                                President


                      SIGNATURE PAGE TO CO-SALE AGREEMENT

                                   FOUNDER:

                                   Vulcan Ventures Incorporated


                                   By:___________________________________

                                   Name:_________________________________

                                   Title:________________________________

                      SIGNATURE PAGE TO CO-SALE AGREEMENT

                                   INVESTORS(S):

                                   Highland Capital Partners IV Limited
                                   Partnership
                                        By:  Highland Management Partners IV LLC
                                             Its:  General Partner



                                             By:________________________________
                                                Member


                                   Highland Entrepreneurs' Fund IV Limited
                                   Partnership
                                        By:  Highland Management Partners IV LLC
                                             Its:  General Partner



                                             By:________________________________
                                                Member

                      SIGNATURE PAGE TO CO-SALE AGREEMENT

     NOTE: THIS PAGE, DATED AS OF ____________________, 1999, IS A COUNTERPART SIGNATURE PAGE TO THAT CERTAIN CO-SALE AGREEMENT, DATED AS OF SEPTEMBER 30, 1999, BY AND AMONG MERCATA, INC., A DELAWARE CORPORATION, VULCAN VENTURES INCORPORATED, A WASHINGTON CORPORATION, AND EACH OF THOSE PERSONS AND ENTITIES WHOSE NAMES ARE SET FORTH ON THE SCHEDULE OF INVESTORS ATTACHED THERETO AS EXHIBIT A. EXECUTION AND DELIVERY OF THIS SIGNATURE PAGE BY THE UNDERSIGNED REPRESENTS THE UNDERSIGNED'S AGREEMENT TO BECOME A PARTY TO THE CO-SALE AGREEMENT AS AN "INVESTOR."



     ATGF II


     By:______________________________

     Name:____________________________

     Title:___________________________


     Beagle Limited


     By:______________________________

     Name:____________________________

     Title:___________________________


     Global Retail Partners, L.P.


     By:______________________________

     Name:____________________________

     Title:___________________________

                      SIGNATURE PAGE TO CO-SALE AGREEMENT

     DLJ Diversified Partners, L.P.


     By:___________________________________

     Name:_________________________________

     Title:________________________________


     DLJ Diversified Partners-A, L.P.


     By:___________________________________

     Name:_________________________________

     Title:________________________________


     GRP Partners, L.P.


     By:___________________________________

     Name:_________________________________

     Title:________________________________


     Global Retail Partners Funding, Inc.


     By:___________________________________

     Name:_________________________________

     Title:________________________________

                                      2.

     DLJ ESC II, L.P.


     By:________________________________________

     Name:______________________________________

     Title:_____________________________________


     Waelinvest


     By:________________________________________

     Name:______________________________________

     Title:_____________________________________


     Watershed Capital I, L.P.


     By: Watershed Capital G.P. I, L.P.
         Its General Partner

         By:  Watershed Capital G.P. I, L.L.C.
              Its General Partner

              By:_______________________________
                 Ralph C. Derrickson
                 Managing Member

     Dated: As of_________________________, 1999


     ___________________________________________
     Diane H. Daggatt


     ___________________________________________
     Bert Kolde

                                      3.

Agreed to and Accepted By:

     Mercata, Inc.

     110 110th Avenue NE, Suite 390
     Bellevue, WA 98004



     ______________________________________
     Thomas Van Horn
     President

                                      4.

                                   Exhibit A

                               LIST OF INVESTORS

Highland Capital Partners IV Limited Partnership

Highland Entrepreneurs' Fund IV Limited Partnership

ATGF II

Beagle Limited

Global Retail Partners, L.P.

DLJ Diversified Partners, L.P.

DLJ Diversified Partners - A, L.P.

GRP Partners, L.P.

Global Retail Partners Funding, Inc.

DLJ ESC II L.P.

Waelinvest

Watershed Capital I, L.P.

Diane H. Daggatt

Bert Kolde

                               CO-SALE AGREEMENT

                                   Exhibit B

                            CO-SALE STOCK OWNERSHIP

Name of Founder                                Co-Sale Stock

Vulcan Ventures Incorporated        1,000,000 shares of Common Stock
                                   14,000,000 shares of Series A Preferred Stock
                                    1,888,000 shares of Series B Preferred Stock

                               CO-SALE AGREEMENT

                                   EXHIBIT F

                                 MERCATA, INC.

                               VOTING AGREEMENT

     This Voting Agreement (this "Agreement") is made and entered into as of this 30th day of September, 1999, by and among Mercata, Inc., a Delaware corporation (the "Company"), the persons and entities listed on Exhibit A hereto (the "Investors").

                                   Witnesseth


     Whereas, the Investors are purchasing shares of the Company's Series B Preferred Stock (the "Series B Preferred Stock"), pursuant to that certain Series B Preferred Stock Purchase Agreement (the "Purchase Agreement") of even date herewith (the "Financing"); and

     Whereas, in connection with the consummation of the Financing, the Company and the Investors have agreed to provide for the future voting of their shares of the Company's capital stock as set forth below.

     Now, Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   Agreement


1.   Voting

     1.1 Investor Shares. The Investors each agree to hold all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Investors after the date hereof (hereinafter collectively referred to as the "Investor Shares") subject to, and to vote the Investor Shares in accordance with, the provisions of this Agreement.

     1.2 Election of Directors. For so long as at least 10,000,000 shares of Preferred Stock remain outstanding (subject to adjustment for stock splits, dividends or the like) and the authorized size of the Company's Board of Directors is seven (7) or more, on all matters relating to the election of directors of the Company, the Investors agree to vote all Investor Shares held by them (or the holders thereof shall consent pursuant to an action by written consent of the holders of capital stock of the Company) so as to elect a member of the Company's Board of Directors as follows:

           (a) At each election of directors in which the holders of Common Stock and holders of Preferred Stock, voting together as a single class, are entitled to elect directors of the Company, the Investors shall vote all of their respective Investor Shares so as to elect: one (1) representative of Global Retail Partners Funding, Inc. so long as it or its affiliates hold not less than 1,792,000 shares of Preferred Stock (as adjusted for stock splits, dividends and the like); provided, that in no event will this provision require the Investors to vote any shares so as to

                                      1.

elect more than one (1) representative of Global Retail Partners Funding, Inc. to the Company's Board of Directors at any one time. Any vote taken to remove any director elected pursuant to this Section 1.2(a), or to fill any vacancy created by the resignation or death of a director elected pursuant to this
Section 1.2(a), shall also be subject to the provisions of this Section 1.2(a).

           (b) At each election of directors in which the holders of Series A Preferred Stock, voting as a separate class, are entitled to elect directors of the Company, the Investors shall vote all of their respective Investor Shares so as to elect two (2) representatives of Vulcan Ventures Incorporated so long as it holds not less than 11,200,000 shares of Series A Preferred Stock (as adjusted for stock splits, dividends and the like). Any vote taken to remove any director elected pursuant to this Section 1.2(b), or to fill any vacancy created by the resignation or death of a director elected pursuant to this
Section 1.2(b), shall also be subject to the provisions of this Section 1.2(b);

           (c) At each election of directors in which the holders of Series B Preferred Stock, voting as a separate class, are entitled to elect directors of the Company, the Investors shall vote all of their respective Investor Shares so as to elect one designee of Highland Capital Partners IV Limited Partnership so long as it holds not less than 4,480,000 shares of Series B Preferred Stock (as adjusted for stock splits, dividends and the like). Any vote taken to remove any director elected pursuant to this Section 1.2(c), or to fill any vacancy created by the resignation or death of a director elected pursuant to this
Section 1.2(c), shall also be subject to the provisions of this Section 1.2(c).

           (d) At each election of directors in which the holders of Common Stock, voting as a separate class, are entitled to elect directors of the Company, the Investors shall vote all of their respective Investor Shares so as to elect: (i) the person serving as Chief Executive Officer of the Company, or if there is no duly elected Chief Executive Officer, one (1) individual nominated by the holders of a majority in interest of the Common Stock and (ii) one (1) individual nominated by the holders of a majority in interest of the Common Stock. Any vote taken to remove any director elected pursuant to this
Section 1.2(d), or to fill any vacancy created by the resignation or death of a director elected pursuant to this Section 1.2(d), shall also be subject to the provisions of this Section 1.2(d).

     1.3   Legend

           (a) Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Investor Shares the following restrictive legend (the "Legend"):

               "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE

                                      2.

     WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

           (b) The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Investor Shares theretofore represented by a certificate carrying the Legend.

     1.4 Successors. The provisions of this Agreement shall be binding upon the successors in interest to any of the Investor Shares. The Company shall not permit the transfer of any of the Investor Shares on its books or issue a new certificate representing any of the Investor Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were an Investor.

     1.5 Other Rights. Except as provided by this Agreement or any other agreement entered into in connection with the Financing, each Investor shall exercise the full rights of a holder of capital stock of the Company with respect to the Investor Shares.

2.   Termination

     2.1 This Agreement shall become effective upon the consummation of the sale of at least 1,792,000 shares of Preferred Stock to Global Retail Partners Funding, Inc. and continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

           (a) the date of the closing of a firmly underwritten public offering of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission, and declared effective under the Securities Act of 1933, as amended;

           (b) at such time as less than 10,000,000 shares of Preferred Stock remain outstanding (as adjusted for stock splits, dividends or the like);

           (c) ten (10) years from the date of this Agreement;

           (d) the date of the closing of a sale, lease, or other disposition of all or substantially all of the Company's assets or the Company's merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this
Section 2.1(d) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company; or

           (e) the date as of which the parties hereto terminate this Agreement by written consent of a seventy percent (70%) in interest of the Investors.

                                      3.

3.   Miscellaneous

     3.1 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

     3.2 Governing Law. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Washington as such laws apply to agreements among Washington residents made and to be performed entirely within the State of Washington.

     3.3 Amendment or Waiver. This Agreement may be amended (or provisions of this Agreement waived) only by an instrument in writing signed by (a) the Company and (b) seventy percent (70%) in interest of the Investors. Any amendment or waiver so effected shall be binding upon the Company, each of the parties hereto and any assignee of any such party.

     3.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     3.5 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

     3.6 Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Investor Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Investor Shares for purposes of this Agreement.

     3.7 Addition of Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "Investor" hereunder.

     3.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

                                      4.

     3.9 Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

     3.10 Attorney's Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     3.11 Notices. Any notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt. All notices shall be addressed to the holder appearing on the books of the Company or at such address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     3.12 Entire Agreement. This Agreement and the Exhibits hereto, along with the Purchase Agreement and each of the Exhibits thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.



                     [This Space Intentionally Left Blank]

                                      5.

     In Witness Whereof, the parties hereto have executed this Voting Agreement as of the date first above written to become effective as provided in Section 2.1.

                                        COMPANY:


                                        Mercata, Inc.



                                        By:_________________________________
                                           President

                      SIGNATURE PAGE TO VOTING AGREEMENT

                                        Vulcan Ventures Incorporated



                                        By:_________________________________
                                           William D. Savoy
                                           Vice President

                      SIGNATURE PAGE TO VOTING AGREEMENT

                                    INVESTORS(S):

                                    Highland Capital Partners IV Limited
                                    Partnership
                                        By:  Highland Management Partners IV LLC
                                             Its:  General Partner



                                             By:________________________________
                                                Member


                                    Highland Entrepreneurs' Fund IV Limited
                                    Partnership
                                        By:  Highland Management Partners IV LLC
                                             Its:  General Partner



                                             By:________________________________
                                                Member

                      SIGNATURE PAGE TO VOTING AGREEMENT

     NOTE: THIS PAGE, DATED AS OF ___________________, 1999, IS A COUNTERPART SIGNATURE PAGE TO THAT CERTAIN VOTING AGREEMENT, DATED AS OF SEPTEMBER 30, 1999, BY AND AMONG MERCATA, INC., A DELAWARE CORPORATION, AND EACH OF THOSE PERSONS AND ENTITIES WHOSE NAMES ARE SET FORTH ON THE SCHEDULE OF INVESTORS ATTACHED THERETO AS EXHIBIT A. EXECUTION AND DELIVERY OF THIS SIGNATURE PAGE BY THE UNDERSIGNED REPRESENTS THE UNDERSIGNED'S AGREEMENT TO BECOME A PARTY TO THE VOTING AGREEMENT AS AN "INVESTOR."



     ATGF II


     By:_____________________________

     Name:___________________________

     Title:__________________________


     Beagle Limited


     By:_____________________________

     Name:___________________________

     Title:__________________________


     Global Retail Partners, L.P.


     By:_____________________________

     Name:___________________________

     Title:__________________________


                      SIGNATURE PAGE TO VOTING AGREEMENT

     DLJ Diversified Partners, L.P.


     By:_____________________________

     Name:___________________________

     Title:__________________________


     DLJ Diversified Partners-A, L.P.


     By:_____________________________

     Name:___________________________

     Title:__________________________


     GRP Partners, L.P.


     By:_____________________________

     Name:___________________________

     Title:__________________________


     Global Retail Partners Funding, Inc.


     By:_____________________________

     Name:___________________________

     Title:__________________________

                                      2.

     DLJ ESC II, L.P.


     By:_____________________________

     Name:___________________________

     Title:__________________________


     Waelinvest


     By:_____________________________

     Name:___________________________

     Title:__________________________


     Watershed Capital I, L.P.


     By: Watershed Capital G.P. I, L.P.
         Its General Partner

         By:  Watershed Capital G.P. I, L.L.C.
              Its General Partner

              By:____________________
                 Ralph C. Derrickson
                 Managing Member

     Dated:  As of _______________, 1999



     --------------------------------
     Diane H. Daggatt



     --------------------------------
     Bert Kolde

                                      3.

Agreed to and Accepted By:

     Mercata, Inc.

     110  110th Avenue NE, Suite 390
     Bellevue, WA  98004


     --------------------------------
     Thomas Van Horn
     President

                                      4.

                                   Exhibit A

                               LIST OF INVESTORS

Investor

Vulcan Ventures Incorporated

Highland Capital Partners IV Limited Partnership

Highland Entrepreneurs' Fund IV Limited Partnership

ATGF II

Beagle Limited

Global Retail Partners, L.P.

DLJ Diversified Partners, L.P.

DLJ Diversified Partners - A, L.P.

GRP Partners, L.P.

Global Retail Partners Funding, Inc.

DLJ ESC II L.P.

Waelinvest

Watershed Capital I, L.P.

Diane H. Daggatt

Bert Kolde

                               VOTING AGREEMENT

                                   Exhibit G

                             FINANCIAL STATEMENTS

                                 Mercata, Inc.

                                 Balance Sheet

                                (in thousands)

                                                     Dec - 98         Aug - 99
                                                      Actual           Actual
                                                    ----------       ----------

Cash                                                       813            1,905

Accounts Receivable                                          0               44
Reserve for Bad Debts                                        0                0
                                                    ----------       ----------
Net Trade Receivables                                        0               44


Inventory                                                    0              830
Prepaid Expenses                                           112            1,175
Other Current Assets                                        51                7
                                                    ----------       ----------
Total Current Assets                                       976            3,962

Fixed Assets, Net                                          844            3,043

Long-Term Assets                                            38               44
                                                    ----------       ----------
TOTAL ASSETS                                             1,859            7,049
                                                    ==========       ==========

Accounts Payable                                           605            2,026
Accrued Payroll & Payroll Taxes                            170              424
Other Liabilities                                            0               64
Intercompany Payable                                       184                1
Accrued Interest Payable                                    18                0
Current Portion of Long-Term Debt                        2,402                3
                                                    ----------       ----------
Total Current Liabilities                                3,379            2,518

Loan Payable - Vulcan, less current                          0                0
Capital Lease Payable, less current                         15               13
                                                    ----------       ----------
Total Liabilities                                        3,394            2,531

Paid-In Capital - Common Stock                             400              103
Paid-In Capital - Preferred Stock                            0           14,700
Accumulated Deficit                                     (1,935)         (10,285)
                                                    ----------       ----------
Total Equity                                            (1,535)           4,517
                                                    ----------       ----------
TOTAL LIABILITIES & EQUITY                               1,859            7,049
                                                    ==========       ==========

Mercata, Inc. Confidential

                                 Mercata, Inc.

                            Statement of Cash Flows

                                (in thousands)

                                                               Aug - 99           Q3 - 1999           1999 YTD
                                                                Actual            QTD Actual           Actual
                                                             ------------       -------------       ------------
Cash provided (used) by operating activities:
     Net income (loss) for the period                              (2,440)             (3,586)            (8,350)

Adjustments:
     Depreciation and amortization                                     95                 188                402
     (Increase) decrease in assets:
         Net Trade Receivables                                        (28)                (37)               (44)
         Inventory                                                    (40)                (81)              (830)
         Prepaid Expenses                                             168              (1,046)            (1,063)
         Other Current Assets                                          (3)                  1                 43
         Long-term Assets                                               1                   1                 (6)

     Increase (decrease) in liabilities:
         Accounts Payable                                           1,265                 634              1,421
         Accrued Payroll & Payroll Taxes                               91                 (71)               254
         Other Liabilities                                             50                (265)                64
         Intercompany Payable                                           0                   0               (182)
         Accrued Interest Payable                                       0                   0                (16)
                                                             ------------       -------------       ------------

Net cash provided by (used in) operating activities                  (843)             (4,261)            (8,308)

Investing Activities:
     Fixed asset additions                                            (30)               (125)            (2,601)

Financing activities:
     Proceeds from issuance of stock                                    0                  (0)            14,400
     Proceeds from exercise of stock options                            0                   1                  3
     Proceeds from debt and capital leases                              0                   0              1,200
     Principal payments on debt and leases                             (0)                 (0)            (3,602)
                                                             ------------       -------------       ------------

Net cash provided by (used in) financing activities                    (0)                  1             12,001

Net increase (decrease) in cash                                      (873)             (4,386)             1,091

Cash, beginning of period                                           2,778               6,290                813
                                                             ------------       -------------       ------------
Cash, end of period                                                 1,905               1,905              1,905
                                                             ============       =============       ============

Mercata, Inc. Confidential

                                   EXHIBIT H

                                 MERCATA, INC.

                       EMPLOYEE PROPRIETARY INFORMATION
                           AND INVENTIONS AGREEMENT

     In consideration of my employment or continued employment by Mercata, Inc. (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

1.   Nondisclosure

     1.1 Recognition of Company's Rights; Nondisclosure. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

     1.2 Proprietary Information. The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

     1.3 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

     1.4 No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.   Assignment of Inventions.

     2.1 Proprietary Rights. The term "Proprietary Rights" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

     2.2 Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced

                                      1.

to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

     2.3 Assignment of Inventions. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as "Company Inventions."

     2.4 Nonassignable Inventions. I recognize that, my obligation to assign shall not apply to any Invention about which I can prove that: (i) it was developed entirely on my own time; and (ii) no equipment, supplies, facility, services, or trade secret information of the Company was used in its development; and (iii) it does not relate (a) directly to the business of the Company or (b) to the actual or demonstrably anticipated research or development of the Company; and (iv) it does not result from any work performed by me for the Company (a "Nonassignable Invention").

     2.5 Obligation to Keep Company Informed. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify as a Nonassignable Invention; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Nonassignable Inventions. I will preserve the confidentiality of any Invention that does not fully qualify as a Nonassignable Invention.

     2.6 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

     2.7 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

     2.8 Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

                                      2.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. Records. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. Additional Activities. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company I will not induce any employee of the Company to leave the employ of the Company.

5. No Conflicting Obligation. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. Return of Company Documents. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

7. Legal and Equitable Remedies. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8. Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9. Notification of New Employer. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10.  General Provisions.

     10.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of Washington, as such laws are applied to agreements entered into and to be performed entirely within Washington between Washington residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in King County, Washington for any lawsuit filed there against me by Company arising from or related to this Agreement.

     10.2 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and

                                      3.

reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     10.3 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

     10.4 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

     10.5 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

     10.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     10.7 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

     This Agreement shall be effective as of the first day of my employment with the Company, namely: _______________, 19__.

     I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

Dated:______________________________________


--------------------------------------------
(Signature)


--------------------------------------------
(Printed Name)


ACCEPTED AND AGREED TO:

MERCATA, INC.

By:_________________________________________

Title:______________________________________


--------------------------------------------
(Address)


--------------------------------------------

Dated:______________________________________


                                      4.

                                   Exhibit A

TO:       Mercata, Inc.

FROM:     __________________

DATE:     __________________

SUBJECT:  Previous Inventions

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Mercata, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:


     [_]  No inventions or improvements.

     [_]  See below:

          ------------------------------------------------------------

          ------------------------------------------------------------

          ------------------------------------------------------------

[_]  Additional sheets attached.

     2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

     Invention or Improvement      Party(ies)          Relationship

1.   ________________________      ________________    _________________________

2.   ________________________      ________________    _________________________

3.   ________________________      ________________    _________________________

[_]  Additional sheets attached.

                                   Exhibit I

                             FORM OF LEGAL OPINION

Ladies and Gentlemen:

We have acted as counsel for Mercata, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale of ________ shares of the Company's Series B Preferred Stock ("Shares") to the Purchasers under the Series B Preferred Stock Purchase Agreement dated as of _____________ (the "Agreement"). We are rendering this opinion pursuant to Section 5.1(j) of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement, the Investor Rights Agreement, the Co-Sale Agreement and the Voting Agreement (the "Transaction Agreements")), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreement; that the Transaction Agreements are obligations binding upon you; and that there are no extrinsic agreements or understandings among the parties to the Transaction Agreements that would modify or interpret the terms of the Transaction Agreements or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of Washington and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof, or as to reportability of the sale of the Shares under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

With regard to our opinion in paragraph 2 below, we express no opinion as to the obligation of the Company to qualify as a foreign corporation to do business in the State of Pennsylvania.

With regard to our opinion in paragraph 4 below, we have examined and relied upon a certificate executed by an officer of the Company, to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable Board of Directors resolutions and any plan or agreement relating to the issuance of such shares, and we have undertaken no independent verification with respect thereto.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

2. The Company has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted and, to the best of our knowledge, is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification and where any statutory fines or penalties or any corporate disability imposed for the failure to qualify would materially and adversely affect the Company, its assets, financial condition or operations.

3. The Transaction Agreements have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity under Section 2.9 of the Investor Rights Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. The Company's authorized capital stock consists of (a) forty million (40,000,000) shares of Common Stock, par value $0.001 per share, of which one million four hundred forty-four thousand fifty-eight (1,444,058) shares are issued and outstanding, and (b) thirty million (30,000,000) shares of Preferred Stock, par value $0.001 per share, fourteen million (14,000,000) of which have been designated Series A Preferred Stock, all of which are issued and outstanding, and twelve million (12,000,000) of which have been designated Series B Preferred Stock, none of which are issued and outstanding (excluding the Shares). The outstanding shares of Common Stock and of Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable. The rights, preferences and privileges of the Series A Preferred Stock and the Series B Preferred Stock are as stated in the Restated Certificate of Incorporation. The Shares have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, the Shares will be validly issued, outstanding, fully paid and non-assessable. The shares of Common Stock issuable upon conversion of the Shares have been duly authorized, and upon issuance and delivery upon conversion of the Shares, will be validly issued, outstanding, fully paid and non-assessable. To the best of our knowledge, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company, other than the conversion privileges of the Series A Preferred Stock, rights created in connection with the transactions contemplated by the Agreement, and seven million four hundred thousand (7,400,000) shares reserved for issuance under the Company's 1999 Equity Incentive Plan.

5. The execution and delivery of the Agreement by the Company and the issuance of the Shares pursuant thereto do not violate any provision of the Company's Certificate of Incorporation or Bylaws.

6. To the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Transaction Agreements or might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, or operations of the Company that has not been disclosed in writing to the Investors.

7. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required for the consummation by the Company of the transactions contemplated by the Agreement, have been made or obtained, except for the filing of a Form D pursuant to Securities and Exchange Commission Regulation D and the filings required by the securities laws of the state of Washington.

8. The offer and sale of the Shares are exempt from the registration requirements of the Securities Act of 1933, as amended.

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,
Cooley Godward llp



By:___________________________
       Christopher W. Wright